UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) May 5, 2004

Aquila, Inc.
(Exact name of registrant as specified in charter)

Delaware	1-03562	44-0541877
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 West 9th, Kansas City, Missouri	64105
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number including area code:                          (816) 421-6600

(Former name or former address, if changed since last report):          Not Applicable

Item 7. Financial Statements and Exhibits.

(a)	Exhibit—99.1, Press Release dated May 5, 2004, announcing net loss for the first quarter ended March 31, 2004.

Item 12. Results of Operations and Financial Condition.

        On May 5, 2004, Aquila, Inc. announced net loss for the first quarter ended March 31, 2004.

Signatures

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aquila, Inc.

By:	/s/ Rick J. Dobson
Rick J. Dobson Senior Vice President and Chief Financial Officer Date: May 5, 2004